EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Joel Brooks	Brian Ritchie
Chief Financial Officer	brian.ritchie@fd.com
jbrooks@senesco.com	212-850-5600
(732) 296-8400

Senesco Technologies Reports First Quarter Fiscal 2009 Financial Results

NEW BRUNSWICK, N.J. (November 17, 2008) - Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE Alternext US: SNT) today reported financial results for the three months ended September 30, 2008.

Net loss for the three month period ended September 30, 2008 was $1,181,406, or $0.06 per share, compared with a net loss of $382,046, or $0.02 per share, for the three month period ended September 30, 2007.  This increase in net loss was primarily the result of an increase in non-cash expenses associated with the outstanding convertible notes that were issued during the year ended June 30, 2008, an increase in operating expenses and a decrease in revenue.

Quarterly and Recent Highlights

•                  Senesco appointed Harlan W. Waksal, M.D., co-founder of ImClone Systems Incorporated, to the Company’s Board of Directors.  Dr. Waksal was instrumental in moving forward the clinical development program for ERBITUX® (cetuximab), an oncology drug now approved in colorectal and head & neck cancers.

•                  Catherine Taylor, one of Senesco’s funded researchers, presented data related to the Company’s preclinical multiple myeloma research at the 20th EORTC-NCI-AACR Symposium on “Molecular Targets and Cancer Therapeutics”

•                  Sascha P. Fedyszyn, Vice President, Corporate Development of Senesco, delivered the Company’s corporate presentation at the 10th Annual Rodman & Renshaw Healthcare Conference

“Our top priority is filing an IND for multiple myeloma and we continue progressing toward this goal,” said Bruce Galton, President and CEO of Senesco.

Revenue of $200,000 for the three month period ended September 30, 2008 consisted of milestone payments in connection with certain agricultural license agreements.  Revenue of $371,250 for the three month period ended September 30, 2007 consisted of the initial payments and the amortized portion of previous milestone payments received in connection with certain agricultural license agreements.

Research and development expenses during the three month period ended September 30, 2008 were $504,386, compared with $352,895 during the three month period ended September 30, 2007, an increase of 43%.  This increase was primarily a result of an expansion of Senesco’s human health programs, specifically the Company’s multiple myeloma research program, which was partially offset by a decrease in the cost of Senesco’s research agreement with the University of Waterloo due to the strengthening of the U.S. dollar against the Canadian dollar.

General and administrative expenses were $529,865 for the three month period ended September 30, 2008, compared with $389,059 during the three month period ended September 30, 2007, an increase of 36%.  This increase was primarily due to an approximately $83,000 increase in professional fees, which were the result of an increase in legal fees and accounting fees, an approximately $28,000 increase in director fees and a $23,000 increase in stock based compensation.

At September 30, 2008, Senesco had cash, cash equivalents and investments of $4,907,202, and working capital of $4,804,634, which the Company estimates will fund its operations for approximately the next ten months, as of September 30, 2008.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”).  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30, 2008	For the Three Months Ended September 30, 2007	From Inception on July 1, 1998 through September 30, 2008

Revenue	$200,000	$371,250	$1,375,000

Operating Expenses:
General and administrative	529,865	389,059	22,255,321
Research and development	504,386	352,895	10,461,981
Total Operating Expenses	1,034,251	741,954	32,717,302

Loss From Operations	(834,251)	(370,704)	(31,342,302)

Sale of state income tax loss, net	—	—	586,442
Other noncash income	—	—	321,259
Interest income, net	23,057	6,879	503,294
Amortization of debt discount and financing costs	(106,055)	(15,221)	(774,818)
Interest expense on convertible notes	(264,157)	(3,000)	(698,311)

Net Loss	$(1,181,406)	$(382,046)	$(31,404,436)

Basic and Diluted Net Loss Per Common Share	$(0.06)	$(0.02)

Basic and Diluted Weighted Average Number of Common
Shares Outstanding	18,379,379	17,473,694

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2008	June 30, 2008

	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,457,202	$5,676,985
Short-term investments	2,450,000	500,000
Prepaid expenses and other current assets	784,241	180,556
Total Current Assets	5,691,443	6,357,541

Property and equipment, net	4,678	5,459
Intangibles, net	3,346,366	3,213,543
Deferred financing costs	953,308	1,059,230
Security deposit	7,187	7,187
TOTAL ASSETS	$10,002,982	$10,642,960

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$499,925	$370,167
Accrued expenses	386,884	314,267
Total Current Liabilities	886,809	684,434

Convertible notes, net of discount	190	57
Grant payable	99 99,728	99,728
Other liability	21,301	23,062
TOTAL LIABILITIES	1,008,028	807,281

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 100,000,000 shares, issued and outstanding 18,573,184 and 18,375,117, respectively	185,732	183,751
Capital in excess of par	40,213,658	39,874,958
Deficit accumulated during the development stage	(31,404,436)	(30,223,030)

TOTAL STOCKHOLDERS’ EQUITY	8,994,954	9,835,679

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,002,982	$10,642,960